Execution Version

FIRST OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this

"Agreement") is made as of April 30, 2024, by and among BLOCK 40 PROPERTY, LLC, a Delaware limited liability company ("Borrower"), CHARLES R. ABELE, JR., PETER JAGO, DANIEL B. MCCARTHY, and HARISH MEHTA, each a natural person (individually and/or collectively, as the context may require, "Guarantor"), and DEUTSCHE BANK AG, NEW YORK BRANCH, having an address at 1 Columbus Circle, 15th Floor, New York, New York 10019, as administrative agent (including any of its successors and assigns, "Agent"). All capitalized terms not defined herein shall have the respective meanings set forth in that certain Loan Agreement, dated as of June 1, 2022, among Borrower, Agent and certain Lenders from time to time party thereto (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the "Loan Agreement").

WITNESSETH:

WHEREAS, on June 1, 2022, the Lenders made the Loan to Borrower pursuant to the Loan Agreement and the other Loan Documents;

WHEREAS, the parties hereto desire to modify certain provisions in the Loan

Documents.

NOW, THEREFORE, in consideration of Borrower's and Guarantor's agreements under the Loan Documents and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1)                  Effectiveness of this Agreement. This Agreement shall be deemed effective immediately as of the date first written above.

2)                  Amendments.

a)                  The definition of "Debt Service" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Debt Service" shall mean, with respect to any particular period, the scheduled principal and interest payments due under the Note; provided, that for purposes of calculating the Debt Service Coverage Ratio and Restoration DSCR, the Debt Service shall be calculated: (A) on an annualized basis either (I) for calculations at all times other than during the First Extension Term, assuming an interest rate equal to the sum of (i) the Strike Price and (ii) the Spread (or the Prime Rate Spread if the Loan is a Prime Rate Loan), or (II) for calculations during the First Extension Term, determined using Chatham Financial's forward Term SOFR curve (or, at any time the Loan is an Alternate Rate Loan or Prime Rate Loan, the applicable related forward rate curve utilized by Agent) plus the Spread and (B)  assuming the outstanding principal balance of the Loan is the sum of (x) the Initial Advance plus the Cany Cost Maximum Additional Advance

Amount plus any Additional Advances made hereunder (on or before the applicable date of determination) for leasing expenses plus any unfunded Additional Advances that Agent determines could potentially be available after the date of calculation in connection with Approved Leasing Costs associated with any Lease attributable to Rents being counted in the definition of Underwritten Net Cash Flow hereunder minus (y) the amount of any Permitted Partial Prepayment which has occurred on or before the applicable date of calculation.

b)                 The definition of "Strike Price" set forth in Section l.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"'Strike Price" shall mean (a) prior to the Initial Stated Maturity Date, two and one quarter percent (2.25%) per annum and (b) during the Second Extension Period and/or the Third Extension Period, the lesser of (i) two and three tenths percent (2.30%) per annum and (ii) a per annum rate not more than the rate that would, when set forth as the Strike Price in the definition of Debt Service applicable for purposes of calculating the Debt Service Coverage Ratio, result in the Debt Service Coverage Ratio, calculated as of the first day of such Extension Period, to be equal to or greater than (A) with respect to the Second Extension Option, 1.25:1.00 and

(B)  with respect to the Third Extension Option, I:30:100.'

c)                  Section 2.6.1 of the Loan Agreement is hereby amended by inserting the phrase "other than during the First Extension Term" following the phrase "thereafter maintain in effect".

d)                  The Loan Agreement is hereby amended by deleting Sections 2.7.l(d) and 2.7.l(e) thereof and replacing them with the following:

"( d) Borrower shall (1) with respect to the First Extension Option, deposit funds in the amount of $774,685.27 into the Can-y Cost Account on or prior to the Initial Stated Maturity Date, or (2) with respect to the Second Extension Option and/or the Third Extension Option, (i) obtain and deliver to Agent not later than one (1) Business Day prior to the first day of the term of the Loan as extended, (x) with respect to the First Extension Option, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty, in a notional amount equal to the Outstanding Principal Balance, which Replacement Interest Rate Cap Agreement(s) shall be (A) effective for the period commencing on the day immediately following the then applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs and (B) otherwise on same terms set forth in Section 2.6 hereof and (ii) execute and deliver an Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement;

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"(e) With respect to the Second Extension Option and/or the Third Extension Option, (within standard and customary time periods following the applicable Maturity Date) deliver a Counterparty Opinion with respect to the Replacement Interest Rate Cap Agreement and the related Acknowledgment;''

e)                  The Loan Agreement is hereby amended by deleting Section 2.7.1(h) thereof and replacing it with the following:

"(h) on the on the Initial Stated Maturity Date and the First Extended Maturity Date, Borrower shall deposit the In-Balance Shortfall Amount (if any) with Agent pursuant to and in accordance with Section 2.10.3 hereof; and

"(i) on the on the Initial Stated Maturity Date and the First Extended Maturity Date, Borrower shall pay to Agent the applicable Extension Fee."

f)                   The Loan Agreement is hereby amended by deleting Section 6.6.1 thereof and replacing it with the following:

'6.6.1 Deposit of Carry Cost Shortfall Funds. At any time that Agent estimates in its reasonable discretion that the Carry Cost Available Amount may not be sufficient to (a) pay the Carry Costs required to be paid through the Carry Cost Determination End Date (defined below) and (b) maintain a Debt Service Coverage Ratio equal to or greater than 1.10:1.00 for all periods prior to the Cany Cost Determination End Date, Agent shall send written notice to Borrower (the "Carry Cost Shorifall Notice") of such determination and BoITower shall deposit with Agent, within ten (10) days of delivery of such Carry Cost Sho1ifall Notice, an amount equal to (i) the amount Agent determines in its reasonable discretion is sufficient to (A) cover all Carry Costs through the Carry Cost Determination End Date and maintain a Debt Service Coverage Ratio equal to 1.10:1.00 for all periods prior to the Carry Cost Determination End Date, less (ii) the amount of Carry Cost Shortfall Funds then on deposit in the Carry Cost Account (such amount being herein referred to as the "Carry Cost Shorifalf'). All amounts deposited with Agent pursuant to this Section 6.6.1 shall be transferred by Agent into an Account (the"Carry Cost Account") to be held and disbursed in accordance with this Section 6.6. For the avoidance of doubt, a Carry Cost Shortfall may exist whether or not Agent delivers a Carry Cost Shortfall Notice to Borrower. Failure to make such deposit as set forth herein shall be an immediate Event of Default. Amounts deposited from time to time in the CaITy Cost Account pursuant to this Section 6.7.1 are referred to herein as the "Carry Cost Shorifall Funds". For purposes of this Section 6.6.1,"Carry Cost Determination End Date" means the date that is the later of (x) one hundred eighty (180) days following the applicable date of determination and (y) the then applicable Stated Maturity Date.'

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g)                  The Cany Guaranty is hereby amended by appending the following to the end of Section 2.12 thereof: "Notwithstanding the foregoing or anything to the contrary contained herein or in any of the Loan Documents, this Guaranty shall not terminate with respect to the Guaranteed Obligations described in clause (b) of the definition thereof with respect to Borrower's obligation to make deposits into the Carry Cost Account as and when due and/or payable in accordance with the Loan Agreement (regardless of whether the Maturity Date has occurred, any Stabilization Event has occurred and/or there has been an acceleration of the Loan) unless and until (x) all Obligations and other sums due under the Loan Agreement and the other Loan Documents have been fully satisfied and indefeasibly paid in full to Lender and

(y) such Guaranteed Obligations accruing through the date of such repayment have been fully performed and satisfied by Guarantor, in each case, pursuant to and in accordance with the terms and conditions of the Loan Documents."

3)                 Cross References. All references to the "Loan Agreement" in any of the Loan Documents shall mean and refer to the Loan Agreement as modified and amended hereby. All references to the "Carry Guaranty" in any of the Loan Documents shall mean and refer to the Carry Guaranty as modified and amended hereby.

4)                 Full Force and Effect. Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. The parties hereto acknowledge and agree that the Loan Documents, as hereby amended, are in full force and effect in accordance with their respective terms and have not been supplemented, modified or otherwise amended, canceled, terminated or surrendered, except pursuant to this Agreement. The Loan Documents are binding and enforceable as against the parties hereto in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity. Any inconsistency between this Agreement and the Loan Documents (as they existed before this Agreement) shall be resolved in favor of this Agreement, whether or not this Agreement specifically modifies the particular provision(s) in the Loan Documents inconsistent with this Agreement.

5)                  No Waiver. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent, Lender or Borrower under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

6)                  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

7)                 Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

8)                  Severability. If any term, covenant or condition in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

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9)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lender and their respective successors and assigns.

10)  Agent's and Lenders' Costs and Expenses. Borrower acknowledges and agrees that Borrower shall pay to Agent all of the actual out-of-pocket costs and expenses incurred by Agent and the Lenders in connection with the execution and delivery by Agent of this Agreement including without limitation Agent's and Lenders' reasonable legal fees and costs.

11)            Electronic Signatures. The words "execution," signed," "signature," and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, "pdf', "tif' or "jpg") and other electronic signatures (including, without limitation, DocuSign and AdobeSign). Notwithstanding the foregoing, unless otherwise agreed to by Agent, in its sole discretion, the signature of Borrower and each Guarantor to this Agreement shall be in the form of an image of its manually executed signature transmitted by facsimile or other electronic format (including, without limitation, "pdf', "tif' or "jpg") or an electronic signature executed through DocuSign. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of Borrower and each Guarantor hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of each of the signatory's execution of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

BLOCK 40 PROPERTY, LLC

a Delaware limited liability company

By: Block 40 Managers, LLC, a Florida limited liability company, its Manager

By: /s/ Charles R. Abele, Jr.

Name: Charles R. Abele, Jr.

Title: Authorized Manager-Representative

By: /s/ Peter John Jago

Name: Peter John Jago

Title: Authorized Manager-Representative

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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GUARANTOR:

/s/ Charles R. Abele, Jr.

CHARLES R. ABELE, JR.

/s/ Peter Jago

PETER JAGO

/s/ Daniel B. McCarthy

DANIEL B. MCCARTHY

/s/ Harish Mehta

HARISH MEHTA

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH

By: /s/ Peter Castro

Name: Peter Castro

By: /s/ David Bush

Name: David Bush

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